PROVINCE OF BRITISH COLUMBIA
FORM 19
(Section 348)

COMPANY ACT

SPECIAL RESOLUTION

Certificate of
Incorporation No. 228476

The following special resolution was passed by the company referred to below on the date stated:

NAME OF COMPANY:	AMS Homecare Inc.
FILED AND REGISTERED

DATE RESOLUTION PASSED:	July 3, 2001	APR 1 5 2002

RESOLUTION:		REGISTRAR OF COMPANIES

RESOLVED THAT:
1.
THE 100,000,000 Class "A" Preference shares with a par value of $10.00 each and the 100,000,000 Class "B" Preference shares with a par value of $50.00 be redesignated and changed from "with a par value" to "without a par value"; therefore, pursuant to section 217 of the Company Act (British Columbia) Paragraph 2 of the Memorandum of the Company be and is hereby amended to read as follows:

	"2.	The authorized capital of the Company consists of 500,000,000 shares divided into 300,000,000 common shares without par value and 200,000,000 Preference shares without par value."
2.	the Memorandum of the Company be altered by these Special Resolutions, be in the form attached as Schedule "A" hereto;
3.	there be created, defined and attached to the Preference shares without par value the special rights and restrictions set out in paragraph 4 of this resolution;
4.
the Articles of the Company be altered by replacing Part 23 of the Articles in its entirety with Part 23 attached hereto as Schedle "B", and that the Articles be so amended as to comply with the Company Act; and

5.

the Articles of the Company be amended by deleting Article 14.06 and replacing it with the following:

"Questions arising at any meeting of the directors shall be decided by a majority of votes. In the case of an equity of votes, the Chairman shall not have a second of casting vote."

6.

the Articles of the Company be amended by deleting Article 16.05 and replacing it with the following:

"The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall not have a second or casting vote."

CERTIFIED a true copy of the 12th day of April, 2002.

(Signature) /s/ signature
(relationship to Company) Solicitor

SCHEDULE "A"

COMPANY ACT

ALTERED MEMORANDUM

OF

AMS HOMECARE INC.

(as altered by Special Resolution
passed on the 3rd day of July, 2001)

  The name of the Company is "AMS Homecare Inc."

  The authorized capital of the Company consists of 500,000,000 shares divided into 300,000,000 common shares without par value and 200,000,000 Preference shares without par value.

SCHEDULE "B"

PART 23 - PREFERENCE SHARES

23.1 The following special rights and restrictions shall be attached to the Preference shares without par value:
(i)	The Preference shares as a class shall have attached thereto the special rights and restrictions specified in this Article 23.1.
(ii)
Preference shares may at any time and from time to time be issued in one or more series. The Directors may from time to time by resolution passed before the issue of any Preference shares of any particular serried, alter the Memorandum of the Company to fix the number of Preference shares of any particular series, alter the Memorandum of the Company to fix the number of Preference shares of any particular series, alter the Memorandum or the Articles to create, define and attach special rights and restrictions to the Preference shares of that series including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (iii) of this Article 23.1.

(iii)
Holders of Preference shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution of winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, to receive before any distribution shall be made to holders of common shares or any other shares of the Company ranking junior to the Preference shares with respect to repayment of capital, the amount paid up with respect to each Preference share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of Preference shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the Preference shares.

BRITISH COLUMBIA

NUMBER: 228476

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

CERTIFIED TRUE COPY OF ORIGINAL

July 26th/02

KAMALJIT KAUR LEHAL
Barristers & Solicitors
#200 - 6905 - 120th Street
Delta, BC V4E 2A8
Tel: 596-1321
Fax: 596-1320

I Hereby Certify that

CANOIL EXPLORATION CORPORATION

has this day changed its name to

AMS HOMECARE INC.

Issued under my hand at Victoria, British Columbia on March 14, 2002

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

BRITISH
COLUMBIA

COMPANY ACT

I Hereby Certify that the documents annexed hereto and relating to **CANOIL EXPLORATION CORPORATION** are true copies of the documents on file with the Registrar of Companies.

Issued under my hand and Seal of Office
at Victoria, British Columbia,
on January 29, 2001

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

DUPLICATE

BRITISH
COLUMBIA

NUMBER: **228476**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

INTERNATIONAL SARGON RESOURCES LTD.

has this day changed its name to

CANOIL EXPLORATION CORPORATION

Issued *under my hand at Victoria, British Columbia*
on July 28, 1999

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA

DUPLICATE

NUMBER: **228476**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

SARGON RESOURCES LTD.

has this day changed its name to

INTERNATIONAL SARGON RESOURCES LTD.

Issued *under my hand at Victoria, British Columbia*
on August 01, 1996

JOHN S. POWELL
Registrar of Companies

DUPLICATE

CANADA

NCE OF BRITISH COLUMBIA

NUMBER

228476

Province of British Columbia

Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES

COMPANY ACT

CERTIFICATE

I HEREBY CERTIFY THAT

JACOB GOLD CORPORATION

HAS THIS DAY CHANGED ITS NAME TO THE NAME

SARGON RESOURCES LTD.

GIVEN, UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA

THIS 31ST DAY OF MAY, 1990

DAVID W. BOYD
REGISTRAR OF COMPANIES

PROVINCE OF BRITISH COLUMBIA

FORM 20

(Section 370)

Certificate of Incorporation No. 228,476

COMPANIES ACT

SPECIAL RESOLUTION

Name of company JACOB GOLD CORPORATION

Date resolution passed July 27, 1981

Resolution†

"RESOLVED AS A SPECIAL RESOLUTION THAT:

2 1/7

1. The name of the Company be changed from JACOB GOLD CORPORATION to JACOB RESOURCES LIMITED.

2. The Memorandum be altered to read as per the Altered Memorandum attached hereto and marked Schedule A."

FILED AND REGISTERED
123A0331
Aug. 25/81
SEP 4 1981
M. A. Jorre de St. Jorre
REGISTRAR OF COMPANIES

Certified a true copy the 19 day of August, 19 81.

(Signature)

Solicitor/

(Relationship to company)

RECEIVED

SEP 2 1981

REGISTRAR OF COMPANIES

* *See* section 1 (1) for definition of "special resolution".

† Insert text of special resolution.

PROVINCE OF BRITISH COLUMBIA

FORM 21
(Section 370)

Certificate of
Incorporation No. 228476

COMPANIES ACT

SPECIAL RESOLUTION

Name of Company: JACOB RESOURCES LIMITED

Date resolution passed: October 1, 1981

Resolution+

"RESOLVED THAT:

The name of the Company be changed from JACOB RESOURCES LIMITED JACOB GOLD CORPORATION.

The Memorandum be altered as per the altered memorandum attached reto and marked Schedule "A"."

ertified a true copy the 2nd day of December, 1981.

(Signature) Barbara Arthur

Solicitor
(Relationship to Company)

* See section 1(1) for definition of "special resolution".
\+ Insert text of special resolution.

FILED AND REGISTERED

DEC 8 1981

M. A. Jorre de St. Jorre
REGISTRAR OF COMPANIES

FORM 21
(Section 371)

PROVINCE OF BRITISH COLUMBIA

Certificate of
Incorporation No. 228476

_________

COMPANY ACT
_________

SPECIAL RESOLUTION

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:	JACOB GOLD CORPORATION

Date resolution passed:	September 18, 1989

Resolutions:

RESOLVED, as a Special Resolution, that:

(i)
The 10, 000, 000 common shares without par value in the capital of the Company, of which 5,280,704 are issued and fully paid, be consolidated into 2,000,000 common shares without par value, of which 1,056,140.80 are issued and fully paid, every five common shares before consolidation being consolidated into one common share; and

(ii)	Thereafter the authorized capital of the Company be increased by increasing the number of common shares without par value to j_0-0,-M0,-000 common shares, of which 1,056,140.80 are issued.

RESOLVED, as a Special Resolution, that:

(a)	The authorized capital of the Company be increased by the creation of 100,000,000 Class "A" Preference shares with a par value of $10 each;

(b)	The authorized capital of the Company be increased by the creation of 100,000,000 Class "B" Preference shares with a par value of $50 each;

(c)	Special rights and restrictions be attached to the Class "A" Preference shares and the Class "B" Preference shares so that the special rights and restrictions attached to the shares in the capital of the Company will be as set out in Part 23 of the new articles of the Company to be adopt-e ~ by special resolutions;

(d)	Paragraph 2 of the Memorandum of the Company be altered to read as follows:

	"2.	The authorized capital of the company consists of 300,000,000 shares divided into:

		(a)	100,000,000 common sha res without par value;
		(b)	100,000,000 Class "A" Preference shares with a par value of $10.00 each; and
		(c)	100,000,000 Class "B" Preference shares with a par value of $50.00 each.

The special rights and restrictions attached to the said shares are set out in Part 23 of the new articles of the Company to be adopted by Special Resolution.

RESOLVED, as a Special Resolution, that:

(i)	The name of the Company be changed to "Sargon Resources Ltd."; and

(ii)	Paragraph 1 of the Memorandum of the Company be altered to read: "1. The name of the Company is "Sargon Resources Ltd."

RESOLVED, as a Special Resolution, that:

The existing Articles of the Company be cancelled and that the form of Articles submitted to the Meeting be adopted as the Articles of the Company in substitution for and to the exclusion of the existing Articles of the Company.

Memorandum is in the form attached hereto as Schedule "A"

Certified a true copy the 27th day of November, 1989.

(Signature) /s/ signature

(Relationship to Company) SOLICITOR

SCHEDULE "A"

FORM 1

ALTERED

COMPANY ACT

Altered Memorandum

(as altered by Resolution passed October 1, 1981)

I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is "JACOB GOLD CORPORATION".

2. The authorized capital of the Company consists of TEN MILLION (10,000,000) Common Shares without par value.

FILED AND REGISTERED

DEC 8 1981

M. A. Jorre de St. Jorre
REGISTRAR OF COMPANIES

COMPANY ACT SECTION 251 (5)

CERTIFICATE OF OFFICER

JACOB GOLD CORPORATION

TO:	THE REGISTRAR OF COMPANIES
BRITISH COLUMBIA

I, JAMES F. REID, the undersigned, being a Director of JACOB GOLD CORPORATION (the "Company"), HEREBY CERTIFY that all the provisions of the COMPANY ACT, British Columbia, have been complied with in connection with a Special Resolution approved on September 18, 1989 by all the members of the Company entitled to attend and vote, in person or by proxy, at a general meeting of the member of the Company on that date and that all those persons who have the right to apply to the Court have waived that right.

DATED this 9th day of March, 1990.

(Signature)	/s/ James Reid

(Relationship to Company)	Director

SCHEDULE "A"

COMPANY ACT

ALTERED MEMORANDUM

OF

AMS HOMECARE INC.

(as altered by Special Resolution
passed on the 3rd day of July, 2001)

  The name of the Company is "AMS Homecare Inc."

  The authorized capital of the Company consists of 500,000.000 shares divided into 300,000,000 common shares without par value and 200.000,000 Preference shares without par value.

SCHEDULE "A"

COMPANY ACT

(R.S.B.C. 1979 CHAPTER 59)

ALTERED MEMORANDUM

OF

SARGON RESOURCES LTD.

ALTERED

(As altered by a Special Resolution passed September 18, 1989)

I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

   (a) 100,000,000 common shares without par value;

3. I agree to take the number and class of shares in the Company set opposite my name.

FILED AND REGISTERED

MAY 5 1 1990

REGISTRAR OF COMPANIES